UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 8, 2010

MERRIMAN HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-15831 (Commission File Number)	11-2936371 (IRS Employer Identification No.)

600 California Street, 9th Floor, San Francisco, California ( Address of Principal Executive Offices)	94108 (Zip Code)

Registrant's telephone number, including area code (415) 248-5600

(Former Name or Former Address, if Changed Since Last Report)

Item 3.01(a)	Notice of Failure to Satisfy a Continued Listing Rule or Standard

On December 8, 2010 Merriman Holdings, Inc. received notice from the Nasdaq Stock Market that the company had violated Nasdaq Listing Rule 5635 in issuing warrants to Ronald L. Chez, currently the Company’s Co-Chairman, in August 2009 to purchase 42,857 shares (after adjusting for the Company’s 1-for-7 reverse stock split in August 2010) of the Company’s common stock without seeking stockholder approval (the “Chez Warrants”).  The Chez Warrants were issued to Mr. Chez for his service as Chairman of the Strategic Advisory Committee in connection with the Company’s Series D Preferred Stock financing.  Terms of the Chez Warrants are available on Edgar as Exhibit 10.50 to the Form 8-K/A filed on September 2, 2009.

 The Company was given until January 24, 2011 to submit a plan to Nasdaq to regain compliance.  The Company is working with Nasdaq to resolve all issues and expects to have a plan in place by that date which will meet with Nasdaq approval. Mr. Chez has agreed with the Company to submit the issuance of the Chez Warrants to stockholders for ratification if necessary to regain compliance with Nasdaq listing rules.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERRIMAN HOLDINGS, INC.

Date: December 14, 2010	By:	/s/ D. JONATHAN MERRIMAN
D. Jonathan Merriman Chief Executive Officer